                                                                   Exhibit 10.28


QUICKSIL
1971 N. Capitol Avenue
San Jose, CA 95132

Tel: 408.935.7800 Fax: 408.935.7813

SUBLEASE AGREEMENT BETWEEN
QUICKSIL, INC and Measurement Specialties

1. PARTIES. This sublease, dated August 1, 2002, is made by and between QuickSil, Inc., a California Corporation, (herein called "Sublessor") and Measurement Specialties, Inc. a New Jersey Corporation (herein called "Sublessee').

2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from the Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Santa Clara, State of California, commonly known as 1971 N. Capitol Avenue Unit A and described as all of that certain office and manufacturing area compromising approximately 4,682 square feet of building, being the northeasterly portion of a larger building compromising approximately 30,000 square feet of building including herein in the subject premises. Said real property, including the land and all improvements thereon, is hereinafter called the "Premises". A diagram fully describing the subleased Premises is attached as Exhibit "A" and made a part hereon by this reference.

3.   TERM, EXTENSIONS & COMMENCEMENT

3.1a TERM.     The term of this Sublease shall be for three (3) years
commencing on August 1st 2002 and ending on August 1st 2005, unless sooner terminated pursuant to any provision hereof.

3.1b. LEASE EXTENSIONS - The term of the lease may be extended by the Sublessee, at its option, in two annual lease extensions by providing 6 months advanced notice for the first annual lease extension before the expiration of the original three year term, and for the second extension, by providing six months notice prior to the expiration of the first lease extension period. The base rent for each annual lease extension will not exceed a 3% in base rent for each lease extension.

3.1c. Commencement Lease will commence upon the date that the Subleased Premises is delivered to Sublessee with a certificate of occupancy.

3.2 DELAYS IN COMMENCEMENT. Sublessee will not have any obligation to pay rent or additional rent until the commencement date has occurred. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore, nor shall such failure affect the validity of this Sublease or the obligations of Sublessee hereunder or extend the term hereof, but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee, provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Sublessee may at Sublessee's option by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged all obligations thereunder, If sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the INITIAL monthly rates set forth below.

4. RENT. Sublessee shall pay to Sublessor as base rent for the Premises equal monthly payments $7,656.89 plus 100% of separately metered electric service to the Sublessee premises estimated at $7400 per month, plus 17.3% of estimated variable operating expenses for common building supplies, common building utilities, common building maintenance and supplies, building property tax and building insurance, these variable monthly expenses estimated at $13,089.88 for a total base rent plus estimated monthly expenses of $20,261.73 in advance on the first day of each month of the term hereof. Adjustments for actual variable expenses will be adjusted from the following months rent payment. Sublessee shall pay Sublessor upon execution hereof $20,261.73 as rent for the first month of the Sublease term.

Rent for any period during the term which is for less than one month shall be a prorate portion of the monthly installment. Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other person or at such other place as Sublessor may designate in writing.

5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof $30,392.60 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease beyond any applicable notice and cure periods, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said material breach of this Sublease. In the event that Sublessor performs all of Sublessor's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Sublessor, shall be returned, without payment of interest or other increment for its use to Sublessee (or at Sublessor's option, to the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said security deposit.

6. USE.

6.1 USE. The Premises shall be used and occupied only for semiconductor manufacturing, research and development, distribution and general office use, and for no other purpose.

6.2 COMPLIANCE WITH LAW.
(a) Sublessor warrants to Sublessee that the Premises in its existing state, but without regard to the use for which Sublessee will use the Premises", does not violate any applicable building code regulation or ordinance at the time that this Sublessee is executed. In the event that it is determined that this warranty has been violated, then it shall be the obligation of the Sublessor, after written notice from Sublessee, to promptly, at Sublessor's sole cost and expense, rectify any such violation. In the event that Sublessee does not give the Sublessor written notice of the violation of this warranty within one (1) year from the commencement of the term of this Sublease, it shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Sublessee.
(b) Except as provided in paragraph 6.2(a), Sublessee shall, at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants. Sublessee shall only be responsible for compliance with laws relating to Sublessee's specific use of the Subleased Premises and that Sublessee will not be required to make any repairs that are structural or capital in nature unless such repairs are due to the Sublessee's specific use of the Subleased Premises.

6.3 CONDITION OF PREMISES. Except as provided in paragraph 6.2(a), Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

7. APPLICABILITY OF MASTER LEASE PROVISIONS.

7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter referred to as - the "Master Lease", a copy of which is attached hereto as
Exhibit "B", dated wherein         is the lessor, hereinafter referred to as
the "Master Lease".

7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be identical to the terms and conditions of the Master Lease as they relate to the subleased Premises, unless otherwise stated herein. In addition, in the event that any provisions of the Master Lease are directly contradicted by any provision of this Sublease, the terms of this Sublease document shall control over the terms of the Master Lease document. Therefore, except as other stated, for the purpose of this Sublease document, wherever the term "Lessor is used in the Master Lease it shall be deemed to meant the Sublessor herein, and wherever the term "Lessee" is used in the Master Lease it shall be deemed to mean the Sublessee herein.
Notwithstanding the foregoing, the references to "Lessor" in Paragraphs 22 and 23 of the Addendum attached to the Master Lease ("Addendum") shall mean only the Master Lessor; the references to "Lessor" in Paragraph 24 of the Addendum shall mean both the Master Lessor and the Sublessor; and the references to "Lessee" in Paragraph 9.1 and 9.2, Article 10, and in the last sentence in Paragraph 14 of the Master Lease and in Paragraphs 22 and 23 of the Addendum shall mean only the Sublessor. In no event, however, shall any of said exceptions operate to limit the liability of Sublessee for damages caused to any portion of the Premises described in the Master Lease as a result of the actions, conduct or negligence of Sublessee. Unless otherwise stated, all referenced to the "Premises" herein shall mean only the subleased Premises and common area appurtenant thereto. Unless otherwise stated, all references to this "Lease" shall mean this Sublease.

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume to perform and comply with, for the benefit of Sublessor under the Master Lessor each and every obligation of Sublessor under the Master Lease relating to the subleased Premises, except for the following paragraphs of the Master Lease which shall be excluded or altered as specified. In addition, the obligations set forth in Paragraphs 8.3 and 10 of the Master Lease and in Paragraphs 22 and 26(c) of the Addendum shall remain the sole obligation of Sublessor, subject to reimbursement by Sublessee of its pro rata share of the cost incurred by Sublessor for the specified insurance, real property taxes, and management fees. In no event shall any of the exclusions or alterations described in this Paragraph 7.4 limit the liability of Sublessee for damages caused to any portion or negligence of Sublessee.
(a) The following paragraphs of the Master Lease shall be excluded from this Sublease in their entirety: 1, 2, 3.1, 3.2, 4.1, 5, 7.1, the first sentence of Paragraph 7.4, 8.3, 8.6, 9.4, 11 and 21 and the following paragraphs in the
Addendum: the third sentence of Paragraph 18, Paragraph 19(a), Paragraph 26(a) and 26(b), 34, 35, 36, 37, and 38.

7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations". Subject to the reimbursement provisions set forth in paragraph 12.2 and 12.3 below, Sublessor's Remaining Obligations include the obligation to keep in good order, condition and repair the "Property" (i.e., 1971 North Capitol Avenue, San Jose, California, APN 244-31-012), and every part thereof, structural and non-structural, including without limitation, the plumbing; heating; air-conditioning; ventilating; electrical; exterior walls; interior walls, fixtures, ceiling, floors, windows, doors, plate glass and skylights (except those located in Sublessee's Premises); fighting facilities; foundations; roofs (interior and exterior); landscaping; driveways; parking lots; fences; and signs located on said Property and the sidewalks and parkways adjacent to said Property. Sublessor's Remaining Obligations also include the obligation to rebuild the Property under Paragraph 9.1 of the Master Lease and to replace any structural elements of the Property, including foundations, roofs, and load-bearing walls at its sole cost and expense, with the exception that this Paragraph shall in no way limit or affect the liability of Sublessee for damages caused to any portion of the Property by the actions or negligence of Sublessee.

7.6 Sublessee shall hold Sublessor free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys' fees arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations. Sublessor shall hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys' fees arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations. Sublessor agrees to promptly provide Sublessee with any notices received from the Master Lessor respecting the Property.

7.7 Sublessor agrees to maintain the Master Lease during the entire terms of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless of and from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any party to the Master Lease. Sublessor further represents and warrants to Sublessee as follows: (i) the document attached as Exhibit "B" to this Agreement is a complete copy of the Master Lease (including Addendum to Master Lease) and that the Master Lease represents the entire agreement between Sublessor and Master Lessor with respect to the lease of the subleased Premises, (ii) Sublessor has not assigned, encumbered or subleased Premises, (iii) no litigation is pending or threatened with respect to the Property which could adversely affect the Premises or Sublessor's ability to perform its obligations under the Sublease, and (iv) the expiration date of the Master Lease is not scheduled to expire prior to the expiration of the term thereof Sublessor's representations and warranties under this Paragraph shall survive the termination of the Sublease.

8.   INSURANCE

8.1 LIABILITY INSURANCE. Sublessee shall, at Sublessee's expense obtain and keep in force during the term of this Lease a policy of Combined Single Limit, Bodily Injury and

Property Damage Insurance Insuring Sublessor and Sublessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be combined single limit policy in an amount not less than $3,000,000.00. The policy shall contain cross liability endorsements and shall insure performance by Sublessee of indemnity provisions of this Paragraph 8. The limits of said insurance shall not, however, limit liability of Sublessee hereunder. In the event that the Premises constitute a part of a larger property said insurance should have a Sublessor's Protective Liability endorsement attached thereof If Sublessee shall fail to procure and maintain said insurance, Sublessor may, but shall not be required to, procure and maintain the same, but at the expense of Sublessee. Not more frequently than each three (3) years, if, in the reasonable opinion of Sublessor, the amount of liability insurance required hereunder is not adequate, Sublessee shall increase said insurance coverage as required by Sublessor. Provided, however, that in no event shall the amount of the liability insurance increase be more than fifty percent greater than the amount thereof during the preceding three (3) years of the term of this Lease. However, the failure of Sublessor to require any additional insurance coverage shall not be deemed to relieve Sublessee from any obligations under this Lease.

8.2 EXEMPTION OF LESSOR FROM LIABILITY, (The following sentence shall be added to the end of this Paragraph): Notwithstanding any of the above, Sublessee shall not be liable for any such injury, loss or damage which is caused by or results from the negligence or willful misconduct of Sublessor, its employees or contractors.

9.  CONSENT OF MASTER LESSOR.

9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor, this Sublease shall not be effective unless, within fifteen (15) days after execution hereof and Sublessor's written notice to Master Lessor as required by Paragraph 24(a) of the Addendum to Master Lease, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof said guarantors sign this Sublease thereby giving their consent to this Sublease and the terms thereof.

9.3 In the event that Master Lessor does give such consent then:
(a) Such consent will not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute consent to any subsequent subletting or assignment.

(d) In the event of any default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent subletting and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor nor any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease, but Master Lessor shall not be liable for any prepaid rents nor any security deposit paid by Sublessee, nor shall Master Lessor be liable for any other defaults of the Sublessor under the Sublease.

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is full force and effect.

9.6 In the event that the Sublessor defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any default of Sublessor described in any notice of default within ten (10) days after service of such notice of default on Sublessee. If Sublessee cures such default, then Sublessee shall have the right of reimbursements and offset from and against Sublessor.

10

10.1 Master Lessor agrees, by its consent to this Sublease, that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto either to extend the Master Lease, to renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any party thereof, or any adjacent property which Master Lessor shall pay Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of its consent to this Sublease.

10.2 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, as to any extension or renewal upon the execution of any new lease, as to a new lease transaction or the exercise of a right of first refusal to lease, or at the close of escrow, as to the exercise of any option to purchase or other sale transaction.

10.3 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this Paragraph 10.]

11. ATTORNEY'S FEES. If any party named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

12.  MISCELLANEOUS ADDITIONAL PROVISIONS.

12.1 UTILITIES. For the purpose of this Sublease, Sublessee's pro rata share of the building maintenance cost shall be calculated to be 17.3%. With regard to utilities, it is agreed that Sublessee shall be given use of a dedicated 400 amp sub-panel. Sublessee shall be billed monthly for Sublessee's share of utilities used by Sublessee which are not separately metered.

12.2 OPERATING EXPENSES. Sublessee shall reimburse Sublessor its pro rata share (17.3%) of the reasonable cost of operating, maintaining and repairing the Property, monthly with its rent payment, provided, however, that Sublessee shall not reimburse Sublessor for the following costs: leasing expenses;
capital expenses, except that Sublessee shall pay (i) its proportionate share of the amortized portion of any capital expenses (amortized over the useful life of the capital item in accordance with generally accepted accounting principals), and (ii) the entire capital expense if required to be incurred due to the acts or negligence of Sublessee; penalties and fines not due to the act or omission of Sublessee; financing costs and debt service; Hazardous Materials (except as otherwise provided herein); costs attributable to the disproportionate use of utilities or services by Sublessor or any of its other subtenants or assignees; depreciation and amortization; general overhead and administrative costs of Sublessor which are separate or in excess of the 17.3% reimbursable share described above; costs to correct construction defects;
costs relating to the repair or replacement of the structural elements of the Property which are not due to the actions or negligence of Sublessee; and costs occasioned by casualty or acts of God.

12.3 REPAIR AND MAINTENANCE. At all times during the Sublease term, and at its sole cost except as otherwise provided herein, Sublessee shall clean, keep and maintain the Premises in good order, condition and repair. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Sublessee shall be responsible for the maintenance and repair of any such facilities only up to the point where such utility services are distributed to the Premises. All repairs and replacements required of Sublessee shall be made in a good and workmanlike manner. Notwithstanding anything in this Sublease to the contrary, Sublessee shall not be responsible for the performance of, nor the cost of repair and maintenance: (i) necessitated by the acts of omissions of Sublessor or its agents, employees, or contractors; (ii) necessitated by the occurrence of any peril required to be insured hereunder (except that Sublessee shall be required to pay its proportionate share of any deductibles); (iii) which requires the construction or installation of any item which would properly be capitalized under generally accepted accounting principles, except where occasioned by the actions or negligence of Sublessee, except that Sublessee shall in any even be responsible for a pro-rated portion of such cost which is equivalent to the length of this Sublease, all of which shall be the responsibility of Sublessor.

12.4 AMENDMENT OR MODIFICATION. Sublessor and Master Lessor shall not amend or modify the Master Lease in any way so as to adversely affect Sublessee, or its interest hereunder or materially restricts Sublessee' rights hereunder, without the prior written consent of Sublessee, shall not be unreasonably withheld or delayed.

12.5 QUIET ENJOYMENT-RIGHT TO CURE. Sublessee shall peacefully have, hold and enjoy the Premises subject to the terms and conditions of this Sublease. In the event, however, that Sublessor defaults in the performance or observance of any of Sublessor's Remaining Obligations (as defined in this Sublease) without the fault of Sublessee, or fails to enforce, for Sublessee's benefit, Master Lessor's obligations under the Master Lease, then Sublessee shall give Sublessor written notice specifying in what manner Sublessor has defaulted, and if such default shall not be cured by Sublessor within thirty (30) days thereafter (except that is such default cannot be cured within said thirty (30-day period, this period shall be extended for an additional reasonable time, provided that Sublessor commences to cure such default within such thirty (30)-day period and proceeds diligently thereafter to effect such cure as quickly as possible), then in addition, Sublessee shall be entitled, at Sublessee's option, to cure such default and promptly collect from Sublessor Sublessee's reasonable expense in so doing (including, without limitation, reasonable attorneys' fees and court costs). Sublessee shall not be required, however, to wait the entire cure period described herein if earlier action is required or mandated by a third party to comply with the Master Lease or with any applicable governmental law, regulation or order.

12.6 DAMAGE IN LAST YEAR OF TERM. Notwithstanding anything to the contrary in the Sublease, if twenty-five percent (25%) or more of the replacement cost of the Premises or the building in which the Premises are located is destroyed or damaged without fault of Sublessee during the last twelve (12) months of the Sublease term, or if any casualty not caused by Sublessee would reasonably take longer than one hundred twenty (120) days to repair, then Sublessee may, at its option, terminate this Sublease as of the date of the occurrence of the damage. If Sublessee does not elect to terminate the Sublease within thirty (30) days after the date of the damage, then Paragraph 9.1 or 9.3 shall govern the repair of such damage, as the case may be.

12.7 AUTHORIZATION TO DIRECT SUBLEASE PAYMENTS. Sublessor hereby acknowledges that Sublessor's failure to pay the Monthly Base Rent, Additional Rent and other sums owing by Sublessor to Master Lessor under the Master Lease will cause Sublessee to incur damages, costs and expenses not contemplated by this Sublease, especially in those cases where Sublessee has paid sums to Sublessor hereunder which correspond in whole or in part to the amounts owing by Sublessor to Master Lessor under the Master Lease. Accordingly, Sublessee shall have the right to pay all rent and other sums owing by Sublessee to Sublessor hereunder for those items which are also owed by Sublessor to Master Lessor under the Master Lease directly to Master Lessor if Sublessee reasonably believes that Sublessor has failed to make any payment required to be made by Sublessor to Master Lessor under the Master Lease and Sublessor fails to provide adequate proof of payment within two (2) business days after Sublessee's written demand requesting such proof. Any sums paid directly by Sublessee to Master Lessor in accordance with this Paragraph shall be credited toward the amounts payable by Sublessee to Sublessor under this Sublease.

12.8 TERMINATION OF MASTER LEASE. Notwithstanding anything to the contrary in the Sublease, in the event of any termination of the Master Lease, Sublessee shall attorn to Master Lessor and perform ALL of Sublessee's obligations under the Sublease directly to Master Lessor as if Master Lessor were the sublessor under the Sublease. If Sublessee is not, at the time of the notice from Master Lessor of its intent to terminate the Master Lease, in default beyond any applicable cure period, Master Lessor shall continue to recognize the estate of Sublessee created under this Sublease. If Sublessee is not in default as aforesaid, the Sublease shall continue with the same force and effect as if Master Lessor and Sublessee had entered into a lease on the same provisions as those contained in the Sublease.

12.9 OBLIGATION OF SUBLESSEE TO REIMBURSE FOR INCREASED COSTS. To the extent that the occupancy and/or use of the sublease Premises is the sole and proximate cause of an increase in the insurance or tax liability of Sublessor in connection with Sublessor's obligations under the Master Lease, Sublessee agrees to pay the amount of same within thirty (30) days of receiving written notification from Sublessor. Said notice shall be accompanied by any and all available documentation which supports said request for payment.

12.10 ADDITIONAL INSURANCE REQUIREMENTS OF SUBLESSEE. In addition to the above Sublessee specifically agrees that it shall, at its sole expense, obtain and keep in force during the term of this Sublease an insurance policy which insures Sublessee in an adequate amount against any loss or damage due loss of business, as well as a policy insuring from any and all loss or damage or personal property, fixtures, equipment or tenant improvements belonging to Sublessee.

13. CHANGES IN LEGAL REQUIREMENT DURING LEASE TERM. Under Paragraph 6.2, Sublessee is obligated at its sole expense to comply with all laws affecting the Premises in effect on the commencement date of the lease term. In addition, Sublessee at its sole expense will comply with all new laws or changes in existing law enacted after such commencement date during the term of this Sublease to the extent applicable to the Premises. Sublessee shall only be responsible for compliance with laws relating to Sublessee's specific use of the Subleased Premises and that Sublessee will not be required to make any repairs that are structural or capital in nature unless such repairs are due to the Sublessee's specific use of the Subleased Premises. If any ordinance rule or regulation requires alterations or repairs to the building which would be required irrespective of the nature of the tenancy, Sublessor shall make those repairs or alterations at Sublessor's sole cost and expense. Sublessor will be responsible for compliance with all applicable laws related to the balance of the Leased Premises, the parking area and the common areas. It is the intention of the parties that Sublessee will bear all costs relating to the Premises during the lease term, including without limitation any and all costs relating to compliance with laws relating to the promises. For purposes of this paragraph, "laws" means all laws, codes, and other promulgations of lawful governmental or quasi-governmental authority. Notwithstanding anything to the contrary in this Sublease, and unless otherwise stated herein, Sublessee shall not be required to construct any improvements in the Premises which are properly capitalized under generally accepted accounting principles in order to comply with any such laws or underwriters' requirements, unless such compliance is necessitated solely because of Sublessee's particular or unique use of the Premises or because of any alterations or other improvements made to the Premises by Sublessee.

14. COMPLIANCE WITH LAWS. Sublessee, at it sole expense, shall comply with all applicable governmental rules, regulations, codes, ordinances, statutes, directives and other requirements (collectively, "ENVIRONMENTAL LAWS") respecting the transport, use, storage, maintenance, generation, manufacture, handling, discharge, release or disposal of Hazardous Materials in or on the Premises or in the groundwater or soils underneath the same by the Sublessee or the Entities occurring at any time prior to the expiration or sooner termination of the term of this Sublease and vacation of the Premises by Sublessee, at its sole cost, shall (1) perform all investigations, cleanup and other response actions in, on, or about the Premises which may be required to Sublessee or Sublessor by any governmental authority, and (2) remove and dispose of all such Hazardous Materials located in, on, or about the Premises. All actions by Sublessee pursuant to the preceding sentence shall be taken in full compliance with all Environmental Laws. Without limiting the generality of the foregoing, Sublessee shall at its sole cost: (1) at all times use, handle, generate, store transport, and dispose of Hazardous Materials in compliance with all Environmental Laws; (2) make any and all improvements to the Premises necessary to assure the lawful and safe use, handling, generation, storage, transportation, and disposal of Hazardous Materials; and (3) ensure that valid permits have been obtained and maintained as required by all Environmental Laws concerning the activities of Sublessee and its agents, employees, contractors, sublessees and invitees. Sublessee will have no liability for any pre-existing environmental condition or condition caused by the Sublessor. Sublessor will be responsible for compliance with all environmental laws with respect to the balance of the leased premises. Sublessee's obligations to remove and dispose of hazardous materials will be limited to those materials placed on the Subleased Premises by Sublessee.

15. INDEMNITY. Sublessee hereby indemnifies and agrees to protect, defend and hold harmless Sublessor, its members, partners, directors, employees, assigns, lenders, successors, agents, representatives, and their respective insurers from and against all costs (including, but not limited to, environmental response costs), expenses, claims, judgments, losses, demands, liabilities, causes of action, governmental directives, proceedings and hearings, including attorneys' experts' fees and costs, relating to the transport, use, storage, maintenance, generation, manufacture, handling, discharge, release or disposal of Hazardous Materials by Sublessee or any other Entities in or on the Premises or in the groundwater or soils underneath the same occurring at any time prior to the expiration or sooner termination of the term of this Sublease and vacation of the Premises by the Sublessee, and/or relating to the breach of any of the obligations of

Sublessee under this Paragraph 19. Without limiting the foregoing, in the event Hazardous Materials exist in or on the Premises, or, in the groundwater or soils underneath the Premises by the Sublessee or the Entities, Sublessee shall reimburse Sublessor for (i) losses in or reductions to rental income, and (ii) any diminution in the fair market value of the Premises or other affected property. Sublessor indemnifies and holds Sublessee harmless from all pre-existing environmental conditions, conditions caused by the Sublessor and any conditions in, on or under the balance of the Leased Premises.

16. MAINTENANCE AND REPAIR. Sublessee's obligation to repair and maintain the subleases Premises shall include the obligation to replace where necessitated due to the actions or negligence of Sublessee.

17. SURRENDER. In addition to any obligations Sublessee may have regarding Hazardous Materials upon expiration or sooner termination of the term of the Sublease as set forth in Paragraph 19 above, Sublessee shall surrender the Premises to Sublessor on the last day of the term of this Sublease, or on any sooner termination, with all interior walls cleaned, all interior painted surfaces repainted in the original color, or holes in walls repaired, all carpets shampooed and cleaned, and all floors cleaned and waxed.

On the expiration date or sooner termination of the term, Sublessee will deliver to Sublessor all keys to the Subleased Premises which are in its possession and/or control, will quit and surrender the Subleased Premises to Sublessor in good condition and repair, reasonable wear and tear excepted.

18. The following provisions should be added to the sublease as new sections:

      (a) Sublessor and Sublessee represent on to the other that neither party has dealt with any other real estate brokerage firm with regard to the leasing of the Subleased Premises pursuant to the terms of this Sublease. Each party agrees to indemnify the other against any and all liability, cost, claim or expense including, but not limited to attorneys' fees and expenses, arising out of claims or demands from any party for brokerage commission brought against such party in connection with or respect of this Sublease.

      (b) Sublessor represents that Sublessor has not received a notice of default or termination of the Master Lease nor has any event occurred which, with the passage of time, would constitute a default under the Master Lease.

      (c) If Sublessor, at any time during the term of this Sublease, shall fail to pay such charges for which Sublessor is responsible under the Master Lease or this Sublease or shall fail to perform any covenants or agreement in this Sublease contained on the part of Sublessor to be performed, then, and in any such event or events Sublessee may, after the continuance of any such failure or default for ten (10) days after notice in writing thereof is given by Sublessee to Sublessor, make such payments and do such work and otherwise perform Sublessor's covenants all on behalf of and at the expense of Sublessor.

The Sublessor agrees to pay to Sublessee forthwith the amount of the payment so made or the cost and expense incurred, failing which Sublessor agrees that Sublessee may deduct the amount thereof out of the rental payments and other payments thereafter becoming due to Sublessor pursuant to the provisions of this Sublease, without liability or forfeiture, and may apply the same to payment of such indebtedness of Sublessor to Sublessee until such indebtedness is fully paid as herein provided.

     (d) Sublessor shall arrange with the Landlord spaces on the Building directory for use by Sublessee.

     (e) Sublessor should waive all rights it may have, including any statutory lien, to Sublessee's personal property, including without limitation, Sublessee's inventory, trade fixtures and equipment, and Sublessor agrees to request that the Landlord agree to such a waiver.

19. ASSIGNMENT OF SUBLEASE, SUBLETTING AND DEFAULT.

19.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease and all rentals and income arising therefrom, subject however to the terms of Paragraph 8.2 hereof.

19.2 Master Lessor, by executing this document, agrees that until a default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collects and enjoy the rents accruing under this Sublease. However, if Sublessor shall default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the rents from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

19.3 Sublessor hereby irrevocably authorizes and directs Sublessee, upon receipt of any written notice from the Master Lessor stating that a default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the rents due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and Sublessee shall pay such rents to Master Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such rents so paid by Sublessee.

19.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

19.5 Assignment and Subletting.

(b)(First paragraph - top of p.9 of Addendum]
Each such assignment or sublease agreement shall recite that it is and shall be subject and subordinate to the provisions of this Lease, that the assignee or sublessee accepts such assignments or sublease and agrees to perform all of the obligations of Lessee hereunder relating to the subleased Premises. In the event Lessor shall consent to an assignment or sublease, Lessee shall nonetheless remain primarily liable for all obligations and liabilities of Lessee under this Lease, including but not limited to the payment of rent. Lessee agrees to reimburse Lessor upon demand for reasonable attorneys' fees incurred by Lessor in connection with the negotiation, review, and documentation of any such requested assignment or subleasing. Lessee hereby stipulates that the foregoing terms and conditions are reasonable.

If this Sublease has been filled in it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Sublease or the transaction relating thereto.


Executed at Quicksil on
September 25 2002
Address 1971 N. Capitol Ave.
San Jose, Ca. 95132

                                     By: QuickSil, Inc. a California Corporation

                                     /s/ S. Mitchell
                                     -------------------------------------------

                                     Title  Director of Operations
                                            ------------------------------------
                                                       "Sublessor"


                                     By: Measurement Specialties

                                     /s/ J. Victor Chatigny
                                     -------------------------------------------
                                     J. Victor Chatigny

                                     Vice President and General Manager, Sensors
                                     Division
                                                       "Sublessee"